Exhibit 99.1

Summit Financial Services Group Announces Corrected 2013 Year End Results

On March 4, 2014, Summit Financial Services Group, Inc. (OTC: SFNS) issued a press release announcing its financial results for the year ended December 31, 2013. The provision for income taxes set forth in the release was incorrectly stated. Accordingly, the following revised press release is being issued, which supersedes the prior release with the corrected information regarding Summit’s 2013 year end results.

For 2013, the Company reported revenues of $87.62 million, which represented an increase of $14.38 million, or approximately 20%, from the $73.24 million in revenues reported for 2012. For 2013, the Company reported net income of $2.55 million, which represented an increase of $0.96 million, or 60%, from the $1.59 million reported in 2012.

Marshall Leeds, the Company’s Chairman, Chief Executive Officer and President, stated: “I am extremely pleased to report an increase in revenues, pre-tax and after-tax earnings. Our results for 2013 benefitted from an overall improvement in investor confidence (as reflected by the increases in the major market indices), as well as our continued focus on recruiting and retaining financial advisors. EBITDA, as adjusted (which we consider a significant measure of our success) increased to $5.29 million, or by almost 19%, over the $4.46 million in EBITDA, as adjusted, reported for 2012. As always, I would like to thank everyone at Summit for their hard work and dedication during 2013.”

The Company is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. (“Summit Brokerage”), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its investment adviser, Summit Financial Group, Inc.

Summit Brokerage is registered with the Securities and Exchange Commission (SEC), and is a member of FINRA (f/k/a NASD), the Municipal Securities Rule Making Board, and the National Futures Association. The Company currently offers its services through a network of approximately 315 producing financial advisors, and its business plan is focused primarily on increasing its network of affiliated registered representatives through recruitment as well as by acquisitions.

All of the above numbers have been rounded for ease of presentation.

The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported:

	2013	2012
Net income as reported (unaudited)	$2,548,565	$1,592,015
Add: Depreciation	199,894	202,714
Amortization – notes receivable	189,960	196,124
Stock-based compensation	702,740	732,804
Income tax expense	1,648,000	1,736,000

EBITDA, as adjusted	$5,289,159	$4,459,657

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for stock-based compensation expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G, promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in monitoring and evaluating its financial performance on a consistent basis across various periods, as well as for purposes of, analyzing and evaluating financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, or do not involve a cash outlay, such as stock-based compensation. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Summit Financial Services Group, Inc.

Condensed Consolidated Statements of Income

Years Ended December 31, 2013 and 2012

	2013 (unaudited)	2012
Revenues
Commissions	$81,837,841	$68,208,147
Interest and dividends	819,911	998,490
Other revenue	4,961,121	4,029,863

	87,618,873	73,236,500

Expenses
Commissions and clearing costs	69,237,380	58,136,808
Employee compensation and benefits	7,515,074	6,504,601
Occupancy and equipment	791,195	778,271
Communications	456,051	457,476
Depreciation and amortization	199,894	202,714
Other operating expenses	5,222,714	3,828,615

	83,422,308	69,908,485

Income before provision for income taxes	4,196,565	3,328,015
Provision for income taxes	1,648,000	1,736,000

Net income	$2,548,565	$1,592,015

Basic income per common share	$0.12	$0.06

Diluted income per common share	$0.10	$0.05

Weighted average common shares outstanding:
Basic	20,384,803	26,484,699

Diluted	25,391,683	31,490,344

Summit Financial Services Group, Inc.

Consolidated Statements of Financial Condition

Years Ended December 31, 2013 and 2012

	2013 (unaudited)	2012
ASSETS
Cash and cash equivalents	$12,086,794	$7,966,800
Deposits held at clearing brokers	128,867	128,823
Commissions receivable and other, net	1,542,846	2,142,327
Notes receivable, net	694,330	438,383
Other receivables, net	230,330	317,752
Securities owned, at fair value	3,379	9,695
Prepaid expenses and other assets	1,536,533	840,255
Property and equipment, net	401,705	411,863
Goodwill	500,714	500,714

Total assets	$17,125,498	$12,756,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$2,691,539	$1,821,704
Accrued commissions expense	2,343,279	2,869,656

Total liabilities	5,034,818	4,691,360

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, undesignated; par value $0.0001 per share; authorized 4,850,000 shares; none issued and outstanding	—	—
Preferred stock, Series A, 12% cumulative convertible; par value $0.0001 per share; authorized 150,000 shares; -0- issued and outstanding at December 31, 2013; 125,000 issued and outstanding (liquidation preference of $125,000) at December 31, 2012	—	13
Common stock, par value $0.0001 per share; authorized 100,000,000 shares; 21,984,076 issued and 21,969,164 outstanding at December 31, 2013; 20,290,567 issued and 20,275,655 outstanding at December 31, 2012	2,200	2,028
Additional paid-in capital	9,592,514	8,499,138
Unearned stock-based compensation	(1,264,820)	(1,666,572)
Treasury stock, 14,912 shares, at cost	(10,884)	(10,884)
Retained earnings	3,771,670	1,241,529

Total stockholders’ equity	12,090,680	8,065,252

Total liabilities and stockholders’ equity	$17,125,498	$12,756,612

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, the consummation of the Company’s previously announced merger with a wholly owned subsidiary of RCS Capital Corporation, investor confidence and the performance of the securities markets, and the availability of suitable financial advisor candidates for the Company’s recruitment. As indicated in the Company’s Form 8-K, dated March 10, 2014, to which this press release is filed as an exhibit, RCS Capital Corporation plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed merger and Summit plans to file with the SEC and mail to their respective shareholders a proxy statement in connection with the proposed transaction, which will be included in RCS Capital Corporation’s Registration Statement on Form S-4.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, AS WELL AS THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS RELATED TO THE PROPOSED MERGER WITH RCS CAPITAL CORPORATION, WILL CONTAIN IMPORTANT INFORMATION ABOUT SUMMIT, RCS CAPITAL CORPORATION, THE PROPOSED MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE, INCLUDING THE RISKS ASSOCIATED WITH THE MERGER, SUCH AS CERTAIN LIMITATIONS ON THE MANNER IN WHICH WE CAN CONDUCT OUR BUSINESS UNTIL THE CLOSING, THE LIKELIHOOD OF A SIGNIFICANT DROP IN THE PRICE OF OUR STOCK IF THE MERGER DOES NOT CLOSE, AND A MAY 30, 2014 DEADLINE TO CLOSE UNLESS CERTAIN CONDITIONS HAVE BEEN MET AND/OR WAIVED BY THE APPROPRIATE PARTY. THERE CAN BE NO ASSURANCE THAT EITHER PARTY WILL GRANT SUCH WAIVER(S) IN THE EVENT ALL OF THE CONDITIONS REQUIRED TO BE MET AS OF MAY 30 HAVE NOT BEEN MET.

For additional investor relations information, contact Summit Financial Services Group, Inc., Boca Raton, Florida - Steven C. Jacobs, CFO, 561-338-2600.